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                                                                    Exhibit 3.17

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SPD TECHNOLOGIES, INC.

            FIRST. The name of the Corporation is SPD TECHNOLOGIES, INC.

            SECOND. The location of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

            THIRD. The nature of the business or purposes to be conducted or promoted is to engage in, and to do any lawful act for which corporations may be incorporated under the General Corporation Law of Delaware.

            FOURTH. The Corporation is to have perpetual existence.

            FIFTH. The authorized capital stock of the Corporation shall be 1,000,000 Common Shares with a par value of $.0l per share.

            SIXTH. The Corporation may issue shares, option rights, or securities having conversion or option rights, without first offering them to shareholders of any class or classes.

            SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

            EIGHTH. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of shareholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, subject to the provisions of law.

            NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

            TENTH. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            ELEVENTH. The name and mailing address of each incorporator is as follows:

                 Name                            Mailing Address
                 ----                            ---------------

        BARBARA A. SCHECKENBACH           Obermayer, Rebmann, Maxwell & Hippel

                                          14th Floor, Packard Building
                                          15th & Chestnut Streets
                                          Philadelphia, PA 19102


                                      -2-
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            I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true and accordingly have hereunto set my hand this 23rd day of March, 1987.

                                   /s/ BARBARA A. SCHECKENBACH
                                   ---------------------------
                                   BARBARA A. SCHECKENBACH


                                      -3-
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             CERTIFICATE OF CORRECTION FILED TO CORRECT
             A CERTAIN ERROR IN THE CERTIFICATE OF
             INCORPORATION OF SPD TECHNOLOGIES, INC. FILED IN THE
             OFFICE OF THE SECRETARY OF STATE OF DELAWARE
             ON MARCH 25, 1987.

            SPD TECHNOLOGIES, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            1. The name of the corporation is

                  SPD TECHNOLOGIES, INC.

            2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on March 25, 1987 and that said certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.

            3. The inaccuracy or defect of said certificate to be corrected is as follows:

            The name of the corporation is incorrect

            4. Article First of the certificate is corrected to read as follows:

            1. The name of the corporation is

                  SPD TECHNOLOGIES INC.

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            IN WITNESS WHEREOF, said SPD TECHNOLOGIES, INC. has caused this certificate to be signed by Barbara A. Scheckenback its incorporator, this 22th day of 1987.

                                         SPD TECHNOLOGIES, INC.

                                         By /s/ BARBARA A. SCHECKENBACK
                                         ------------------------------
                                         BARBARA A. SCHECKENBACK
                                         Incorporator
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SPD TECHNOLOGIES INC.

            SPD TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

            "RESOLVED, that Article First of the Certificate of Incorporation be amended to read as follows:

            FIRST: The name of the Corporation is SPD Electrical Systems, Inc.

            SECOND: That, in lieu of a meeting and a vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That such amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, SPD TECHNOLOGIES INC. has caused this certificate to be signed by Larry A. Colangelo, its President, this 24 day of July, 1997.


ATTEST:                                SPD TECHNOLOGIES INC.


/s/ John C. Fleury                     By: /s/ Larry A. Colangelo
---------------------------                ------------------------------
Secretary